SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2004

POINT THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

125 SUMMER STREET, BOSTON, MASSACHUSETTS 02110

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 933-2130

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

Point Therapeutics, Inc. (“Point”) sold equity securities in a private placement (the “Private Placement”) that closed on March 26, 2004. Point sold 3,000,000 shares of Common Stock (the “Shares”) at a price of $4.50 per share to new and existing institutional investors, resulting in gross proceeds to the Company of $13,500,000. The investors in this Private Placement also received five-year warrants to purchase an additional 900,000 shares of Common Stock (the “Investor Warrant Shares”) at an exercise price of $6.25 per share. After agent fees and related legal costs totaling approximately $1,400,000, net proceeds to Point from the Private Placement will be approximately $12,100,000. Point also issued five-year warrants to purchase an additional 250,000 shares of Common Stock in the aggregate (the “Placement Agent Warrant Shares”) at an exercise price of $6.25 per share to RBC Capital Markets and Paramount BioCapital, Inc., which acted as the placement agents for this Private Placement.

In connection with this Private Placement, Point plans to file a registration statement with the Securities and Exchange Commission no later than April 23, 2004, which will register the re-sale of the Shares, the Investor Warrant Shares and the Placement Agent Warrant Shares.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

4.1  –  Form of Securities Purchase Agreement, dated March 24, 2004.

4.2  –  Form of Registration Rights Agreement, dated March 24, 2004.

4.3  –  Form of Warrant, dated March 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT THERAPEUTICS, INC.

April 1, 2004	By:	/s/ Donald R. Kiepert, Jr.
	Name:	Donald R. Kiepert, Jr.
	Title:	President, Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
4.1	Form of Securities Purchase Agreement, dated March 24, 2004.

4.2	Form of Registration Rights Agreement, dated March 24, 2004

4.3	Form of Warrant, dated March 26, 2004